UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 10, 2009

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On April 10, 2009, The Talbots, Inc. (“Talbots” or the “Company”) executed a Secured Revolving Loan Agreement pursuant to which Aeon Co., Ltd. (“Aeon”) provided the Company with a $150 million secured revolving loan facility (the “Facility”).  Aeon, through its wholly owned subsidiary, is the Company’s majority shareholder.

Talbots and its subsidiaries will use the funds from the Facility for working capital and other general corporate purposes.  The agreement allows Talbots to borrow under revolving loans in integral multiples of $10 million, up to an maximum aggregate principal amount of $150 million outstanding at any time.  The Company will pay Aeon a 1% facility fee upon initial funding of the Facility.

Amounts may be borrowed and reborrowed under the Facility from time to time, subject to the satisfaction or waiver of all conditions to borrowing set forth in the agreement, including without limitation obtaining a perfected lien on collateral to be provided by the Company to Aeon under the Facility, delivery of satisfactory payment of fees and expenses, accuracy of all representations and warranties, the absence of any material adverse change, the absence of a default or an event of default, and other borrowing conditions, all subject to certain exclusions as set forth in the agreement.  In addition, initial funding of the revolving loan is subject to mortgage and lien recordings and all necessary consents or waivers by the Company’s existing lenders to the transactions contemplated by the agreement, including the granting of liens and mortgages in favor of Aeon under the Facility, without such lender requiring prepayment of its indebtedness or the establishment of a pari passu lien on the collateral in favor of such lender.

The agreement has a maturity date of the earlier to occur of (i) April 17, 2010 or (ii) one or more securitization programs or structured loans by the Company or its subsidiaries in an aggregate equivalent principal amount to the revolving loan commitment amount, approved in advance by the lender and in form and substance satisfactory to the lender.  The entire principal amount of loans under the Facility will be due on the maturity date.

Obligations under the Facility will be fully and unconditionally guaranteed on a senior, joint and several basis by certain of the Company’s existing and future direct and indirect subsidiaries.

Interest on the loans made pursuant to the Facility will be at a variable rate equal to LIBOR plus 6.00%.  LIBOR refers to the one-month London interbank offer rate expressed as a percentage rate per annum.  Interest on loans under the Facility will be payable monthly in arrears.

Loans under the Facility may be voluntarily prepaid at any time at the option of the Company, in whole or in part, at par plus accrued and unpaid interest and any break funding loss incurred.  Upon any voluntary or mandatory prepayment of any loan, the Company will reimburse Aeon for costs associated with early termination of any currency hedging arrangements related to such loan.  Amounts voluntarily repaid prior to the maturity may be reborrowed.

Loans under the Facility will be secured by (i) a first priority perfected lien and security interest in substantially all of the Talbots credit card and charge card receivables owed to the Company or any guarantor from time to time and (ii) a first lien mortgage on the Company’s Hingham, MA headquarters facility and Lakeville, MA distribution facility.  Loans under the Facility will be senior secured obligations of Talbots ranking pari passu with all other senior indebtedness of the Company.

Under the terms of the agreement, neither Talbots nor any of its subsidiaries may create, assume or suffer to exist any lien securing indebtedness incurred after the closing date of the Facility without granting a pari passu lien to Aeon to secure loans made under the Facility.  The Company will need to obtain Aeon’s written consent as lender prior to, among other things, incurring indebtedness or liens, undertaking fundamental changes (including mergers, consolidations, etc.), disposing of property (including sales of stock of subsidiaries), making restricted payments or investments, undertaking transactions with affiliates and other related parties, consummating sale leaseback transactions, or entering into swap agreements, negative pledges, and clauses restricting subsidiary distributions and lines of business, all as set forth in the agreement.  The Company has agreed to keep the mortgaged properties in good repair, reasonable wear and tear excepted, and will ensure that at least $135 million of charge card receivables are owed to the Company and the guarantors and that at least 90% of such charge card receivables are eligible receivables, arise in the ordinary course of business, and are owned free and clear of all liens, except permitted liens, measured as of the last day of any calendar month.

The agreement contains customary representations, warranties and covenants relating to the Company and its subsidiaries, and as required by Aeon as lender for this Facility in particular.  The agreement provides for events of default, including failure to repay principal and interest when due and failure to perform or violation of the provisions or covenants of the agreement.  The agreement does not contain any financial covenant tests.

The foregoing summary is subject in all respects to the actual terms of the agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K. Please note that the representations and warranties of each party set forth in the agreement as well as in the Company’s other credit facilities and related agreements (and all amendments thereto) heretofore entered into and filed with the SEC have been made solely for the benefit of the other party or parties to the respective agreements, and should not be relied upon to provide investors with any other factual or disclosure information regarding the parties or their respective businesses.

The principal terms of the secured revolving loan agreement were reviewed with, and approved by, the Company’s independent Audit Committee.  Certain members of the Company’s board of directors are affiliates of Aeon and related person transactions between the Company and Aeon are described in the Company’s 2008 proxy statement which was filed with the Securities and Exchange Commission on April 25, 2008.

In addition, Aeon has guaranteed the Company’s outstanding debt under its existing working capital facilities totaling $165 million, its existing revolving loan facilities totaling $80 million, and its existing $20 million term loan facility.  Aeon has also agreed (i) that it would agree to continue to provide a guaranty for a refinancing of any of that debt, which currently matures at various dates on or before April 16, 2010, and (ii) if the lender failed to agree to refinance that debt on or before the existing maturity date, or if any other condition occurred that required Aeon to make a payment under its existing guaranty, Aeon would make a loan to the Company, on or before April 16, 2010 and within the limits of Aeon’s existing loan guaranty, to avoid any lack of Company financial resources caused by any such failure of refinancing.  Aeon also confirmed its support for the Company’s working capital improvements initiatives for merchandise payables management and that it will use commercially reasonable effort to provide the Company with financial support through loan or guarantee up to $25 million only if, and to the extent that, the Company may possibly fall short in achieving its targeted cash flow improvement for fall 2009 merchandise payables.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Secured Revolving Credit Agreement dated as of April 10, 2009 between Talbots and Aeon Co., Ltd.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: April 14, 2009	By:	/s/ Carol Stone
Name: Carol Stone
Title: Senior Vice President, Finance